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                                                                 EXHIBIT 11



                         INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Index Trust

We consent to the use in Amendment No. 1 to Registration Statement No. 811-7885 of our report dated January 31, 1997 appearing in Part B of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
January 31, 1997